EXHIBIT 99.1

Global Blood Therapeutics Announces Presentation of New Data Showing Positive Effect of GBT440 on Sickle Cell Disease Patient with Variant Genotype

First Presentation of Data Specifically Focused on HbSC Genotype

Data Presented at Academy for Sickle Cell and Thalassemia (ASCAT) 11th Annual Conference

SOUTH SAN FRANCISCO, Calif., Oct. 11, 2017 (GLOBE NEWSWIRE) -- Global Blood Therapeutics, Inc. (GBT) (NASDAQ:GBT) today announced the presentation of a case study highlighting the effect of GBT440 on markers of anemia and hemolysis (the destruction of red blood cells) in a patient with sickle cell disease (SCD) with the variant HbSC genotype who participated in the Phase 1/2 GBT440-001 study. The findings were presented for the first time at the Academy for Sickle Cell and Thalassemia (ASCAT) 11th Annual Conference in London. Additionally, previously announced pharmacokinetic and safety data from the ongoing Phase 2a HOPE-KIDS 1 Study of GBT440 were presented at the conference.

“SCD patients with the HbSC genotype generally experience milder symptoms than those with the more common HbSS genotype, however, they still experience significant complications and morbidities, such as painful crises, retinopathy and bone necrosis. There are no approved therapies for patients with HbSC, who make up one third of the SCD patient population. The findings from this case study underscore the potential of GBT440 to be a disease-modifying therapy across a broad population of SCD genotypes through its ability to inhibit hemoglobin polymerization, the root cause of the clinical manifestations of all genotypes of SCD,” said Ted W. Love, M.D., president and chief executive officer of GBT. “As new treatment options for people with SCD are urgently needed, we continue to advance the clinical development of GBT440, with clinical trials under way in pediatric, adolescent and adult patient groups and look forward to sharing additional data from our program at the upcoming National SCDAA Convention later this month and at the American Society of Hematology Annual Meeting in December.”

Efficacy of GBT440 in a Patient with HbSC Genotype
In the case study presented at ASCAT 2017, the clinical course of a 21-year-old woman with HbSC disease and a past medical history of vaso-occlusive crisis participated in the GBT440-001 study and a follow-on extension study is described.  During the study, she received GBT440 orally once daily for two months at a dose of 600 mg and subsequently for four months at a dose of 900 mg. At six months:

  Her baseline hemoglobin increased by 2.2 g/dl, from 10.0 g/dL to 12.2 g/dL (within the normal range).
  Her unconjugated bilirubin (a measure of red blood cell destruction) returned to normal, decreasing by 57 percent.
  Her baseline reticulocyte count (a measure of how fast red blood cells are made by the bone marrow and released into the blood to compensate for hemolysis) decreased by 17 percent.
  She reported an improvement in fatigue (her primary SCD-related symptom).
  She did not experience any sickle cell crisis events.
  She did not experience any treatment-related adverse events with GBT440.

Encore Presentation of HOPE-KIDS 1 Study Data
The HOPE-KIDS 1 Study data presented at ASCAT 2017 were previously presented at the 22nd Congress of the European Hematology Association (EHA) in June. Results from the single-dose adolescent (age 12 to 17) cohort (n=7) of this open-label, single- and multiple-dose study, demonstrated that the pharmacokinetics and half-life of GBT440 are similar in adolescents and adults, and that GBT440 was well tolerated. No serious or severe adverse events related to study drug were observed.

About Sickle Cell Disease (SCD)
SCD is a lifelong inherited blood disorder caused by a genetic mutation in the beta-chain of hemoglobin, which leads to the formation of abnormal hemoglobin known as sickle hemoglobin (HbS). In its deoxygenated state, HbS has a propensity to polymerize, or bind together, forming long, rigid rods within a red blood cell (RBC). The polymer rods deform RBCs to assume a sickled shape and to become inflexible, which can cause blockage in capillaries and small blood vessels. Beginning in childhood, SCD patients suffer unpredictable and recurrent episodes or crises of severe pain due to blocked blood flow to organs, which often lead to psychosocial and physical disabilities. This blocked blood flow, combined with hemolytic anemia (the destruction of RBCs), can eventually lead to multi-organ damage and early death.

About GBT440 in Sickle Cell Disease
GBT440 is being developed as an oral, once-daily therapy for patients with SCD. GBT440 works by increasing hemoglobin's affinity for oxygen. Since oxygenated sickle hemoglobin does not polymerize, GBT believes GBT440 blocks polymerization and the resultant sickling of red blood cells. With the potential to restore normal hemoglobin function and improve oxygen delivery, GBT believes that GBT440 may potentially modify the course of SCD. In recognition of the critical need for new SCD treatments, the U.S. Food and Drug Administration (FDA) has granted GBT440 Fast Track, Orphan Drug and Rare Pediatric Disease designations for the treatment of patients with SCD. The European Medicines Agency (EMA) has included GBT440 in its Priority Medicines (PRIME) program, and the European Commission (EC) has designated GBT440 as an orphan medicinal product for the treatment of patients with SCD.

GBT is currently evaluating GBT440 in the HOPE (Hemoglobin Oxygen Affinity Modulation to Inhibit HbS PolymErization) Study, a Phase 3 clinical trial in patients age 12 and older with SCD. Additionally, GBT440 is being studied in the ongoing Phase 1/2 GBT440-001 trial and in the ongoing Phase 2a HOPE-KIDS 1 Study, an open-label, single- and multiple-dose study in pediatric patients (age 6 to 17) with SCD. HOPE-KIDS 1 is assessing the safety, tolerability, pharmacokinetics and exploratory treatment effect of GBT440.

About Global Blood Therapeutics
Global Blood Therapeutics, Inc. is a clinical-stage biopharmaceutical company dedicated to discovering, developing and commercializing novel therapeutics to treat grievous blood-based disorders with significant unmet need. GBT is developing its lead product candidate, GBT440, as an oral, once-daily therapy for sickle cell disease. GBT is also investigating GBT440 for the treatment of hypoxemic pulmonary disorders in two ongoing Phase 2a studies in patients with idiopathic pulmonary fibrosis. To learn more, please visit: www.globalbloodtx.com and follow the company on Twitter: @GBT_News.

Forward-Looking Statements
Statements we make in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We intend these forward-looking statements, including statements regarding the therapeutic potential and safety profile of GBT440 including in particular SCD patient subpopulations such as specific genotypes or pediatric patients, our ability to implement our clinical development plans for GBT440 in both SCD and hypoxemic pulmonary disorders, our ability to generate and report data from our ongoing and potential future studies of GBT440 including in pediatric patients, regulatory review and actions relating to GBT440 including with respect to pediatric patients, and the timing of these events, to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. We can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved, and furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, the risks that our clinical and preclinical development activities may be delayed or terminated for a variety of reasons, that regulatory authorities may disagree with our clinical development plans or require additional studies or data to support further clinical investigation of our product candidates, and that drug-related adverse events may be observed in later stages of clinical development, along with those risks set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, as well as discussions of potential risks, uncertainties and other important factors in our subsequent filings with the U.S. Securities and Exchange Commission. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:
Myesha Lacy (investors)
GBT
650-351-4730
investor@globalbloodtx.com

Julie Normart (media)
Pure Communications
415-946-1087
media@globalbloodtx.com